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Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

        We consent to the incorporation by reference in (i) Registration Statements Nos. 333-50260, 333-132638 and 333-169252 of Beacon Power Corporation on Form S-8 and (ii) Registration Statements Nos. 333-130207, 333-161648, 333-137071, 333-145165, 333-145536, 333-152140, and 333-156312 of Beacon Power Corporation on Form S-3 of our report dated March 16, 2011 appearing in this Annual Report on Form 10-K of Beacon Power Corporation for the year ended December 31, 2010.

/s/ Miller Wachman LLP
Boston, MA March 16, 2011

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  Exhibit 23.1